AXA PREMIER VIP TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period July 1, 2008 - December 31, 2008

  Underwriter    Commission,
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

Multimanager Core Bond (Blackrock Sleeve) Portfolio 08/19/08 Citigoup Global Markets Inc. $150,000,000 $3,000,000,000 $99.781 0.10% Freddie Mac Merrill Lynch

Multimanager Small Cap Growth (Eagle Sleeve) Portfolio 09/24/08 JPMorgan Chase $19,175,000 $357,500,000 $32.50 $0.780 Waste Connections Raymond James & Associates, Inc.

Multimanager Core Bond (Blackrock Sleeve) Portfolio 10/30/08 Citigoup Global Markets Inc. $450,000,000 $2,000,000,000 $99.438 0.45% Verizon Communications Merrill Lynch

Multimanager Aggressive Equity (Marsico Sleeve) Portfolio 11/06/08 Barclay Capital Inc. $540,000,000 $10,000,000,000 $27.00 $0.675  Wells Fargo Corp. Williams Capital Group LP

Multimanager Small Cap Growth (Wells Fargo A  Sleeve) Portfolio 11/12/08 Credit Suisse Securities $4,901,000 $188,500,000 $3.77 4.00% CB Richard Ellis Group Inc - Class A Wells Fargo